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                                                               EXHIBIT 10.11(c)
                           GENERAL SECURITY AGREEMENT



TO:    NAME OF CREDITOR:     CONTINENTAL BANK N.A., as Agent
       ADDRESS:              231 South LaSalle Street
                             Chicago, Illinois
                             U.S.A. 60697
       FACSIMILE:            (312) 987-5500


RECITALS:

A. MANCHESTER PLASTICS, LTD. (the "Debtor") has entered into a Credit Agreement dated as of May 6, 1994 (as amended or otherwise modified from time to time, the "Credit Agreement") with various financial institutions (collectively the "Banks" and individually each a "Bank") and CONTINENTAL BANK N.A., in its capacity as agent for the Banks (in such capacity, the "Agent"), pursuant to which the Banks have agreed to make loans to the Debtor;

B. To secure the payment and performance of the Liabilities (this term, and other capitalized terms used in this Agreement, have the meanings set forth in Section 23), the Debtor has agreed to grant to the Agent the Security Interests over the Collateral in accordance with the terms of this Agreement.


       NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Debtor, the Debtor agrees with the Agent as follows:

1. GRANT OF SECURITY. As general and continuing collateral security for the due payment and performance of the Liabilities, the Debtor mortgages, charges and assigns to the Agent, for the benefit of the Agent and the Banks, and grants to the Agent, for the benefit of the Agent and the Banks, a security interest in, the Collateral.

2. LIMITATIONS ON GRANT OF SECURITY. If the assignment by the Debtor to the Agent of any Contract, Intellectual Property Right or Permit forming part of the Collateral would result in the termination or breach of such Contract, Intellectual Property Right or Permit, then the applicable Contract, Intellectual Property Right or Permit will not be assigned under this Agreement but will be held in trust by the Debtor for the benefit of the Agent and, on exercise by the Agent of any of its rights under this Agreement following Default, the Debtor will assign the same as directed by the Agent. In addition, the Security Interests do not extend to the last


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day of the term of any lease or agreement for lease of real property.  Such last day shall be held by the Debtor in trust for the Agent and, on the exercise by the Agent of any of its rights under this Agreement following Default, the Debtor will assign such last day as directed by the Agent.

3. ATTACHMENT. The Debtor confirms that value has been given and that the Debtor and the Agent have not agreed to postpone the time for attachment of the Security Interests to any of the Collateral.

4. REPRESENTATIONS AND WARRANTIES. The Debtor represents and warrants to the Agent that:

       (a) Places of Business, Name, Location of Collateral. Its principal place of business and chief executive office, and the principal place where it keeps its books and records, is at the address specified on the signature page of this Agreement, and its full legal name is the name specified on the signature page of this Agreement. The location of all other existing places where the Debtor carries on business, keeps its books and records or keeps tangible Personal Property included in the Collateral, the location of all jurisdictions in which account debtors of the Debtor are located, and the location of all real property owned by the Debtor and the registered business names under which it conducts business, are set forth in Schedule A to this Agreement. No Collateral is in the possession of any bailee, warehouseman, agent or processor except as specifically described in Schedule A.

       (b) Title; No Other Liens. Except for the Permitted Charges, the Debtor owns (or, with respect to any leased or licensed property forming part of the Collateral, holds a valid leasehold or licensed interest in) all of the Collateral free and clear of any and all Charges. This Agreement creates a valid and, except for the Permitted Charges, first priority security interest in the Collateral and such security interest is entitled to all rights, priorities and benefits afforded by the PPSA. No security agreement, financing statement or other public notice with respect to any or all of the Collateral is on file or on record in any public office, except for filings in favour of, or permitted in writing by, the Agent and filings in connection with Permitted Charges.

       (c) Amount of Accounts. The amount represented by the Debtor to the Agent from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount so owing by such account debtor or debtors in all material respects, after giving effect to the Debtor's allowance for doubtful accounts.
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       (d)      Information Furnished.  All information with respect to
Collateral and account debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Debtor to the Agent or any Banks, is and will be true and correct in all material respects as of the date furnished.

       (e) No Consumer Goods. The Debtor does not own any Consumer Goods which are material in value or which are material to the business, operations, property, condition or prospects (financial or otherwise) of the Debtor.

       (f) Intellectual Property Rights. All Intellectual Property Rights owned by the Debtor are described in Schedule A to this Agreement. To the best of the Debtor's knowledge, each such Intellectual Property Right is valid, subsisting, unexpired, enforceable and has not been abandoned. Except as set forth in such Schedule, none of such Intellectual Property Rights has been licensed or franchised to any Person.

       (g) Name of Debtor. The Debtor is not now known, and during the five years preceding the date hereof has not previously been known, by any trade name or business name except as previously disclosed to the Agent and the Banks in writing prior to the date hereof (including those set forth in Schedule A). During the five years preceding the date hereof, the Debtor has not been known by any legal name different from the one set forth on the signature page of this Agreement except as previously disclosed to the Agent and the Banks in writing prior to the date hereof (including those set forth in Schedule A), nor has the Debtor been the subject of any amalgamation or other corporate reorganization except as previously disclosed to the Agent and the Banks in writing prior to the date hereof (including those set forth in Schedule A).

       (h) Corporate Authority, Execution, Delivery etc. The execution and delivery of this Agreement and the performance by the Debtor of its obligations hereunder are within the Debtor's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter documents of the Debtor or of any agreement (including, without limitation, any Account or Contract), indenture, instrument or other document, or any judgment, order or decree, which is binding upon the Debtor. Except for any consent that has been obtained and is in full force and effect, no consent of any party (other than the Debtor) to any Contract or any obligor in respect of any Account is required, or purports to be required, for the execution, delivery and performance of this Agreement.

       (i) Enforceability. This Agreement is a legal, valid and binding obligation of the Debtor, enforceable in accordance with its terms, except that the enforceability of this
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Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

       (j) Compliance with Laws. The Debtor is in compliance with the requirements of all applicable laws, rules, regulations and orders of every governmental authority, the non-compliance with which would materially adversely affect any material portion of the Collateral.

5.     COVENANTS.  The Debtor covenants and agrees with the Agent that:

       (a) Further Documentation. The Debtor will from time to time at its expense promptly and duly authorize, execute and deliver such further instruments and documents, and take such further action, as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of, and the rights and powers granted by, this Agreement (including the filing of any financing statements or financing change statements under any applicable legislation with respect to the Security Interests). The Debtor acknowledges that this Agreement has been prepared based on the existing laws in the Province of Ontario and that a change in such laws, or the laws of other jurisdictions, may require the execution and delivery of different forms of security documentation. Accordingly, the Debtor agrees that the Agent will have the right to require that this Agreement be amended or supplemented or replaced, and that the Debtor will promptly on the reasonable request of the Agent authorize, execute and deliver any such amendment, supplement or replacement: (i) to reflect any changes in such laws, whether arising as a result of statutory amendments, court decisions or otherwise; (ii) to facilitate the creation and registration of appropriate security in all appropriate jurisdictions; or (iii) if the Debtor merges or amalgamates with any other Person or enters into any corporate reorganization, in each case in order to confer on the Agent Charges similar to, and having the same effect as, the Security Interests.

       (b) Delivery and Pledge of Certain Collateral. Promptly following demand from time to time by the Agent, the Debtor will deliver and pledge (or cause to be delivered and pledged) to the Agent, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Agent may reasonably request, any and all Instruments, Securities, Documents of Title and Chattel Paper included in or relating to the Collateral as the Agent may specify in its demand.
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       (c)      Payment of Expenses; Indemnification.  The Debtor agrees to pay on demand, and to indemnify and save the Agent and any Bank harmless from, any and all liabilities, costs and expenses (including legal fees and expenses on a solicitor and his own client basis): (i) incurred by the Agent or any Bank in the preparation, registration, administration or enforcement of this Agreement; (ii) with respect to, or resulting from, any failure or delay by the Debtor in paying any taxes or insurance with respect to any of the Collateral before they are delinquent; (iii) with respect to, or resulting from, any delay by the Debtor in complying with any requirement of law applicable to any of the Collateral; or (iv) incurred by the Agent or any Bank in connection with any of the transactions contemplated by this Agreement in the absence of its gross negligence or wilful misconduct.

       (d) Maintenance of Records. The Debtor will keep and maintain accurate and complete records of the Collateral, including a record of all payments received and all credits granted with respect to the Accounts and Contracts, in a manner that will enable the Agent or its designees to determine at any time the status of the Accounts and Contracts. At the written request of the Agent, the Debtor will mark any Collateral specified by the Agent to evidence the existence of the Security Interests.

       (e) Right of Inspection. The Agent will have access on reasonable notice and at reasonable times, without charge, during normal business hours (or at any time without notice during the existence of a Default) to, and may examine and make copies of, all Books and Records of the Debtor, and may discuss the affairs, finances and accounts of the Debtor with its officers and accountants. The Agent will on reasonable notice and at reasonable times (or at any time without notice during the existence of a Default) also have the right, without charge, to enter the premises of the Debtor where any of the Collateral is located for the purpose of inspecting the Collateral, observing its use or otherwise protecting its interests in the Collateral. The Debtor, at its expense, will provide the Agent with such clerical and other assistance as may be reasonably requested by the Agent to exercise any of its rights under this paragraph.

       (f) Limitation on Charges. The Debtor will not create, incur or permit to exist, and will defend the Collateral against, and will take such other reasonable action as is necessary to remove, any and all Charges on and claims in respect of the Collateral other than the Permitted Charges or as is expressly excluded in the definition of Asset Sale under the Credit Agreement, and, subject to the foregoing exclusions, the Debtor will defend the right, title and interest of the Agent in and to the Collateral against the claims and demands of all Persons.

       (g) Limitations on Dispositions of Collateral. The Debtor will not, without the Agent's prior written consent, except as permitted by the Credit Agreement or expressly excluded in the definition of Asset Sale under the Credit Agreement, sell, lease or otherwise
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dispose of any of the Collateral (other than Inventory, which may be sold, leased or otherwise disposed of in the ordinary course of the Debtor's business). Following Default, all Proceeds of the Collateral (including among other things all amounts received in respect of Accounts), whether or not arising in the ordinary course of the Debtor's business, will be received by the Debtor as trustee for the Agent and will be immediately paid to the Agent.

       (h) Maintenance of Collateral. The Debtor will maintain all tangible Collateral in good operating condition, ordinary wear and tear excepted, and the Debtor will provide all maintenance, service and repairs necessary for such purpose all to the extent necessary to conduct Debtor's business in all material respects.

       (i) Insurance. The Debtor will keep the tangible Collateral insured under policies maintained with reputable and financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that the loss thereunder shall be payable to the Agent as its interests may appear and such policies or certificates thereof shall, if the Agent so requests, be deposited with or furnished to the Agent.

       (j) Further Identification of Collateral. The Debtor will promptly furnish to the Agent from time to time such statements and schedules further identifying and describing the Collateral, and such other reports in connection with the Collateral, as the Agent may reasonably request including without limitation an updated list of any motor vehicles owned by the Debtor and classified as Equipment, including vehicle identification numbers.

       (k) Notices. The Debtor will advise the Agent promptly, in reasonable detail, of: (i) any Charge (other than the Permitted Charges) on, or claim asserted against, any of the Collateral; (ii) the occurrence of any event, claim or occurrence that could reasonably be expected to have a material adverse effect on the value of the Collateral or on the Security Interests;
(iii) any change in the location of any place of business or the chief executive office of the Debtor; (iv) any change in the location of any of the tangible Collateral (including additional locations), except in connection with any sales or other dispositions of such Collateral permitted by the Credit Agreement or this Agreement; (v) any acquisition of real property by the Debtor; (vi) any change in the name of the Debtor; and (vii) any material loss of or damage to any of the Collateral. The Debtor agrees not to effect or permit any of the changes referred to in clauses (iii) to (vi) above unless all filings have been made that are required in order for the Agent to continue at all times following such change to have a valid and perfected security interest in all of the Collateral, except in connection with any sales or other dispositions of such Collateral permitted by the Credit Agreement or this Agreement.
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       (l)      Delivery of Agreements re Intellectual Property Rights.  The
Debtor will promptly following demand from time to time by the Agent, authorize, execute and deliver any and all agreements, instruments, documents and papers that the Agent may reasonably request to evidence the Agent's Security Interests in any Intellectual Property Rights and, where applicable, the goodwill of the business of the Debtor connected with the use of, and symbolized by, any such Intellectual Property Rights.

6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, representations, warranties and covenants made by the Debtor in this Agreement are material, will be considered to have been relied on by the Agent and the Banks and will survive the execution and delivery of this Agreement or any investigation made at any time by or on behalf of the Agent or any of the Banks and any disposition or payment of the Liabilities until repayment and performance in full of the Liabilities and termination of all rights of the Debtor that, if exercised, would result in the existence of Liabilities.

7. COLLECTIONS ON ACCOUNTS AND CONTRACTS. The Agent hereby authorizes the Debtor to collect its accounts and payments under its contracts in the normal course of its business and for the purpose of carrying on the same, subject to the Agent's direction and control, and the Agent may curtail or terminate said authority at any time after a Default. If required by the Agent at any time after a Default, any payments of accounts or under contracts, when collected by the Debtor, will be forthwith (and, in any event, within two Business Days) deposited by the Debtor in the exact form received, duly endorsed by the Debtor to the Agent if required, in a special collateral account maintained by the Agent, subject to withdrawal by the Agent, as hereinafter provided, and, until so deposited, will be held by the Debtor in trust for the Agent, segregated from other funds of the Debtor.

8. RIGHTS ON DEFAULT. On Default, all of the Liabilities shall, at the option of the Agent, become immediately due and payable and the security constituted by this Agreement shall become enforceable and the Agent may personally or by agent at such time or times as the Agent in its discretion may determine do any one or more of the following:

       (a) Rights under PPSA, etc. Exercise all of the rights and remedies granted to secured parties under the PPSA and any other applicable statute, or otherwise available to the Agent at law or in equity.

       (b)      Delivery of Possession.  Demand possession of any or all of the Collateral in which event the Debtor will, at its own expense, immediately cause the Collateral designated by the Agent to be assembled and made available and/or delivered to the Agent at any place designated by the Agent.
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       (c)      Taking Possession.  Enter on any premises where any Collateral is located and take possession of, disable or remove any Collateral or render it unusable.

       (d) Use of Collateral. Hold, store and keep idle, or operate, lease or otherwise use or permit the use of, any or all of the Collateral for such time and on such terms as the Agent may determine, and demand, collect and retain all earnings and other sums due or to become due in respect of the same from any Person.

       (e) Carry on Business. Carry on, or concur in the carrying on of, any or all of the business or undertaking of the Debtor and enter on, occupy and use any of the premises, buildings, plant and undertaking of or occupied or used by the Debtor.

       (f) Enforce Collateral. Seize, collect, receive, enforce or otherwise deal with any Collateral in such manner, on such terms and conditions and at such times as the Agent deems advisable.

       (g) Dispose of Collateral. Realize on any or all of the Collateral and sell, lease, assign, give options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the above), in one or more parcels at any public or private sale, at any exchange, broker's board or office of the Agent or elsewhere, on such terms and conditions as the Agent may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.

       (h) Court Approved Disposition of Collateral. Apply to a court of competent jurisdiction for the sale or foreclosure of any or all of the Collateral.

       (i) Purchase by Agent or Banks. At any public sale, and to the extent permitted by law on any private sale, bid for and purchase any or all of the Collateral offered for sale and, upon compliance with the terms of such sale, hold, retain and dispose of such Collateral without any further accountability to the Debtor or any other Person with respect to such holding, retention or disposition. In any such sale to the Agent or a Bank, the Agent or such Bank may, for the purpose of making payment for all or any part of the Collateral so purchased, use any claim for Liabilities then due and payable to it as a credit against the purchase price.

       (j) Collect Accounts. Notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Agent and direct such account debtors or obligors to make payment of all amounts due or to become due to the Debtor in respect of such Accounts directly to the Agent and, upon such notification and at the expense of the Debtor, enforce collection of any such Accounts, and adjust, settle or compromise the amount or payment of
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such Accounts, in such manner and to such extent as the Creditor deems appropriate in the circumstances.

       (k) Transfer of Securities. Transfer any Securities forming part of the Collateral into the name of the Agent or its nominee, with or without disclosing that the Securities are subject to the Security Interests.

       (l) Exercise of Rights. Exercise any and all rights, privileges, entitlements and options pertaining to any Securities forming part of the Collateral as if the Agent were the absolute owner of the Securities.

       (m) Payment of Liabilities. Pay any liability secured by any actual or threatened Charge against any Collateral. The Debtor will immediately on demand reimburse the Agent for all such payments.

       (n) Borrow and Grant Charge. Borrow money for the maintenance, preservation or protection of any Collateral or for carrying on any of the business or undertaking of the Debtor and grant Charges on any Collateral (in priority to the Security Interests or otherwise) as security for the money so borrowed. The Debtor will immediately on demand reimburse the Agent for all such borrowings.

       (o) Appoint Receiver. Appoint by instrument in writing one or more Receivers over the Debtor or any or all of the Collateral with such rights, powers and authority (including any or all of the rights and remedies provided for in this Section) as may be provided for in the instrument of appointment or any supplemental instrument and remove and replace any such Receiver from time to time. To the extent permitted by applicable law, any Receiver appointed by the Agent will for all purposes (including, without limitation, for purposes relating to responsibility for the Receiver's acts or omissions) be considered to be the Debtor's agent and not the agent of the Agent or the Banks.

       (p) Court Appointed Receiver. Apply to a court of competent jurisdiction for the appointment of a Receiver of the Debtor or of any or all of the Collateral.

The Agent may take any or all of the above described actions without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except as required by applicable law) to or on the Debtor or any other Person, and the Debtor hereby waives each such demand, presentment, protest, advertisement and notice to the extent permitted by applicable law. None of the above rights shall be exclusive of or dependent on or merge in any
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other right, and one or more of such rights may be exercised independently or in combination from time to time.

9. GRANT OF LICENSE. For the purpose of enabling the Agent to exercise its rights and remedies under Section 7 at such time as the Agent, without regard to this Section, shall be lawfully entitled to exercise such rights and remedies and for no other purpose, the Debtor by this Agreement grants to the Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Debtor) to use, assign or sublicense any or all of the Intellectual Property Rights, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout of the same.

10. SALE OF SECURITIES. The Debtor agrees that in connection with any offer or sale of any Securities forming part of the Collateral, the Agent is authorized to comply with any limitation or restriction in connection with any offer or sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law, including compliance with procedures that may restrict the number of prospective bidders and purchasers, requiring that prospective bidders and purchasers have certain qualifications, and restricting prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account or investment and not with a view to the distribution or resale of Securities. The Debtor further agrees that compliance with any such sale procedure will not result in a sale being considered or deemed not to have been made in a commercially reasonable manner, and the Agent will not be liable or accountable to the Debtor for any discount allowed by reason of the fact that Securities are sold in compliance with any such limitation or restriction.

11. APPLICATION OF PROCEEDS. All Proceeds of Collateral received by the Agent or a Receiver may be applied to discharge or satisfy any expenses (including among other things the Receiver's remuneration and other expenses of enforcing the Agent's rights under this Agreement), Charges, borrowings, taxes and other outgoings affecting the Collateral or which are considered advisable by the Agent or the Receiver to preserve, repair, process, maintain, operate or enhance the Collateral or prepare it for sale, lease or other disposition, or to keep in good standing any Charges on the Collateral ranking in priority to any of the Security Interests, or to sell, lease or otherwise dispose of the Collateral. The balance of such Proceeds may, at the sole discretion of the Agent, be held as collateral security for the Liabilities and/or be applied to the Liabilities in such manner and at such times as the Agent considers appropriate and thereafter will be accounted for as required by law.

12. CONTINUING LIABILITY OF DEBTOR. The Debtor will remain liable for any Liabilities that are outstanding following realization of all or any part of the Collateral.
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13.    WAIVER.  To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Agent arising out of the exercise by the Agent or any Receiver of any rights or remedies under this Agreement or at law, in the absence of its gross negligence or wilful misconduct.

14. AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT. The Debtor irrevocably constitutes and appoints the Agent and any officer or agent of the Agent, with full power of substitution, as the Debtor's true and lawful attorney-in-fact with full irrevocable power and authority in the place of the Debtor and in the name of the Debtor or in its own name, from time to time in the Agent's discretion after and during the continued existence of a Default, to take any and all appropriate action and to execute any and all documents and instruments as, in the opinion of such attorney, may be necessary or desirable to accomplish the purposes of this Agreement. Nothing in this Section affects the right of the Agent as secured party or any other Person on the Agent's behalf, to sign and file or deliver (as applicable) all such financing statements, financing change statements, notices, verification agreements and other documents relating to the Collateral and this Agreement as the Agent or such other Person considers appropriate.

15. PERFORMANCE BY AGENT OF DEBTOR'S OBLIGATIONS. If the Debtor fails to perform or comply with any of its agreements contained in this Agreement, the Agent shall be entitled to, but need not, perform or otherwise cause the performance or compliance of such agreement, provided that such performance or compliance shall not constitute a waiver, remedy or satisfaction of such default, and the expenses of the Agent incurred in connection with any such performance or compliance will be payable by the Debtor to the Agent on demand.

16. INTEREST. If any amount payable to the Agent under this Agreement in respect of which no interest payment requirements are expressly specified in this Agreement or in any of the Loan Documents (as defined in the Credit Agreement), is not paid when due, the Debtor will pay interest on such amount from the date due until paid, at a nominal rate per annum equal at all times to the Alternate Reference Rate (as defined in the Credit Agreement) plus 3.75%, which rate per annum will change automatically without notice to the Debtor as and when the Alternate Reference Rate changes and which interest will be payable on demand. All amounts payable by the Debtor to the Agent under this Agreement, and all interest on all such amounts, will form part of the Liabilities, will be secured by the Security Interests and will, unless otherwise indicated, be payable on demand.
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                                       12


17. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability and shall be severed from the balance of this Agreement, all without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

18. AGENT NOT LIABLE. Neither the Agent nor any Bank will be liable to the Debtor or any other Person for any failure or delay in exercising any of its rights under this Agreement (including among other things any failure to take possession of, collect, sell, lease or otherwise dispose of any Collateral). None of the Agent, any Bank, a Receiver or any agent of the Agent or of any Bank (including, in Alberta, any Sheriff) is required to take, or will have any liability for any failure to take or delay in taking, any steps necessary or advisable to preserve rights against other Persons under any Collateral in possession of the Agent, any Bank, a Receiver or the agent of the Agent or of any Bank. Neither the Agent, any Bank or any Receiver will be liable for any, and the Debtor shall bear the full risk of all, loss or damage to any and all of the Collateral (including without limitation any Collateral in the possession of the Agent or any Receiver) caused for any reason other than the gross negligence or wilful misconduct of the Agent, such Bank or such Receiver.

19. DEALINGS BY AGENT. The Agent and the Banks may grant extensions of time and other indulgences, take and give up security, accept compositions, grant releases and discharges and otherwise deal with the Debtor and any other Person, and with any or all of the Collateral, and with other security and sureties, as the Agent and the Banks may see fit, all without prejudice to the Liabilities or to the rights of the Agent or the Banks under this Agreement.

20. COMMUNICATION. All communications provided for or permitted hereunder will be in writing, personally delivered to an officer or other responsible employee of the addressee or sent by registered or certified mail, charges prepaid, or by telecopy, telex or telegram or other similar means of recorded communication, charges prepaid, to the address or facsimile number set forth, in the case of the Agent, opposite its name on the first page of this Agreement or, in the case of the Debtor, on the execution page of this Agreement, or to such other address as the recipient may from time to time designate to the other in such manner, provided that no communication will be sent by mail pending any threatened or during any actual postal strike or other disruption of postal service in Canada or the U.S.A. Any communication so personally delivered will be deemed to have been validly and effectively given and received on the date of such delivery. Any communication so sent by telecopy, telex, telegram or other similar means of recorded communication shall be deemed to have been validly and effectively given and received on the Business Day following the day on which it is sent. Any communication so sent by mail will be deemed to have been validly and effectively given and received on the fifth Business Day following the day on which it is sent.

21. RELEASE OF INFORMATION. The Debtor authorizes the Agent and the Banks to provide a copy of this Agreement and such other information as may be requested of the Agent or such Bank by Persons entitled thereto pursuant to any applicable legislation and otherwise with the consent of the Debtor.

22. WAIVERS. The Debtor so far as it now or in the future may lawfully do so unconditionally and irrevocably waives all of the rights, benefits and protections given by the provisions of any present or future statute that imposes limitations on the rights, powers or remedies of a secured party or on the methods of, or procedures for, realization of security, including any seize or sue or anti-deficiency statute or any similar provision of any other statute.

23. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in such province and shall be treated, in all respects, as an Ontario contract. Without prejudice to the ability of the Agent to enforce this Agreement in any other proper jurisdiction, the Debtor irrevocably submits and attorns to the jurisdiction of the courts of the Province of Ontario.

24.    DEFINED TERMS AND INTERPRETATION.  In this Agreement:

       "ACCESSIONS", "ACCOUNT", "CHATTEL PAPER", "CONSUMER GOODS", "DOCUMENT OF TITLE", "EQUIPMENT", "GOODS", "INSTRUMENT", "INTANGIBLE", "INVENTORY" and "PROCEEDS" have the respective meanings given to them in the PPSA.

       "BOOKS AND RECORDS" means all books, records, files, papers, disks, documents and other repositories of data recording in any form or medium, evidencing or relating to the Collateral to which the Debtor (or any Person on the Debtor's behalf) has access.

       "BUSINESS DAY" means any day, other than a Saturday, Sunday or statutory holiday in the Province of Ontario, on which chartered banks generally are open for business in Toronto, Ontario.

       "CHARGE" means any mortgage, charge, pledge, hypothecation, lien (statutory or otherwise), assignment, lease (other than an operating lease), title retention agreement or arrangement, security interest or other encumbrance of any nature, or any other security agreement or arrangement creating in favor of any creditor a right in respect of a particular property that is prior to the right of any other creditor in respect of such property.

       "COLLATERAL" means all of the present and future undertaking, Personal Property (including any Personal Property that may be described in any Schedule to this Agreement or any schedules, documents or listings that the Debtor may from time to time sign and provide to the Agent in connection with this Agreement but excluding Consumer Goods) and real property (including any real or leasehold property that may be described in any Schedule to this Agreement or any schedules, documents or listings that the Debtor may from time to time sign and provide to the Agent in connection with this Agreement and including all fixtures and all buildings placed, installed or erected from time to time on any such real property) of the Debtor (including all such property now or in the future owned, leased, licensed, possessed or acquired by the Debtor, or in which the Debtor now or in the future has any interest or to which the Debtor is now or may in the future become entitled) and all Accessions to, and all Proceeds of, all such undertaking and property, in any such case wherever located.

       "CONTRACTS" means all contracts, licenses and agreements to which the Debtor is now or in the future a party or pursuant to which the Debtor has acquired or in the future acquires rights, as such contract may from time to time be amended or restated and includes: (a) all rights of the Debtor to receive money due and to become due to it in connection with a contract; (b) all rights of the Debtor to damages arising out of, or for, breach or default in respect of, a contract; and (c) all rights of the Debtor to perform and exercise all remedies in connection with a contract.

       "AGENT" has the meaning specified in recital A to this Agreement and shall include all successors and assigns of the Agent.

       "DEBTOR" has the meaning specified in recital A to this Agreement and shall include all successors and assigns of the Debtor.

       "DEFAULT" means the occurrence of any Event of Default (as defined in the Credit Agreement).

       "INTELLECTUAL PROPERTY RIGHTS" means all industrial and intellectual property rights, including copyrights, patents, trade-marks, industrial designs, know how and trade secrets and all Contracts related to any such industrial and intellectual property rights, owned by the Debtor.

       "LIABILITIES" means all present and future indebtedness, liabilities and obligations of every kind, nature and description (whether direct or indirect, joint or several, absolute or contingent, matured or unmatured) of the Debtor to the Agent and the Banks under or pursuant to the Credit Agreement, other Loan Documents (as defined in the Credit Agreement) and any Hedging Agreements (as defined in the Credit Agreement).

       "MONEY" has the meaning given to it in the PPSA or, if there is no such definition in the PPSA, means a medium of exchange authorized or adopted by the Parliament of Canada as part of the currency of Canada, or by a foreign government as part of its currency.

       "PERSON" shall be broadly interpreted and includes an individual, a partnership, a corporation, a trust, a joint venture, an association, an unincorporated organization, a government or any department of a government, a regulatory agency or any other juridical entity and the heirs, executors, administrators or other legal representatives of an individual.

       "PERMITTED CHARGES" means the Security Interests, any Charges permitted by the Credit Agreement and any other Charges permitted in writing by the Agent.

       "PPSA" means the Personal Property Security Act of the province noted in Section 22 of this Agreement, as such legislation may be amended, renamed or replaced from time to time (and includes all regulations from time to time made under such legislation).

       "PERMITS" means all permits, licenses, authorizations, approvals, franchises, rights-of-way, easements and entitlements that the Debtor has, requires or is required to have, to own, possess or operate any of its property or assets or to operate and carry on any part of its business.

       "PERSONAL PROPERTY" means personal property and includes without limitation Inventory, Equipment, Receivables, Books and Records, Chattel Paper, Goods, Documents of Title, Instruments, Intangibles (including Intellectual Property Rights and Permits), Money and Securities, and includes all Accessions to such Property.

       "RECEIVABLES" means all debts, claims and choses in action (including without limitation Accounts and any amounts owing under Chattel Paper) now or in the future due or owing to or owned by the Debtor.

       "RECEIVER" means a receiver, a manager or a receiver and manager.

       "SECURITIES" has the meaning given to it in the PPSA, or if there is no such definition in the PPSA but the PPSA defines "security" instead, it means the plural of that term.

       "SECURITY INTERESTS" means the Charges granted by the Debtor to the Agent under this Agreement.

25. INTERPRETATION. The division of this Agreement into sections and paragraphs, and the insertion of headings is for convenience of reference only and does not limit or affect the construction or interpretation of this Agreement. Unless the context otherwise requires, words importing the singular include the plural and vice versa, and words importing gender include all genders. When used in this Agreement the word "including" means "including without limitation".

26. SUCCESSORS AND ASSIGNS. This Agreement is binding on the Debtor and its successors and permitted assigns and will enure to the benefit of the Agent and its successors and assigns. The Debtor may not assign this Agreement, or any of its rights or obligations under this Agreement, without the prior written consent of the Agent.

27. ACKNOWLEDGMENT OF RECEIPT. The Debtor acknowledges receipt of an executed copy of this Agreement.


                   Dated as of May 6, 1994.


                                             MANCHESTER PLASTICS, LTD.

Address:   900 Queen Street              By: /s/    Terence C. Seikel
           Gananoque, Ontario                Name:  Terence C. Seikel c/s
           Canada, K7G 2W7                   Title: Chief Financial Officer
Facsimile: (613) 382-8687

Attention: President

                                   * * * * *


Schedule A   -    Locations of Collateral (paragraph 4(a)), Jurisdictions of
                  Account Debtors (paragraph 4(a)), Locations of Real Property
                  (paragraph 4(a)), Names of Debtor (paragraph 4(a)),
                  Intellectual Property Rights (paragraph 4(g)) and Previous
                  Legal Names of Debtor (paragraph 4(h)).